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                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                                      FORM 8-K/A


                           PURSUANT TO SECTION 13 OR 15 (D)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


                                    April 21, 1999


                   Date of Report (Date of earliest event reported)


                                  Vyrex Corporation
                (Exact name of registrant as specified in its charter)


       Nevada                     000-27866                     88-0271109
(State or other jurisdiction     (Commission                 (I.R.S. Employer
     of incorporation)             File No.)                Identification No.)


                 2159 Avenida de la Playa, La Jolla, California 92037 (Address of Principal executive offices) (Zip Code)


                                    (619) 454-4446
                 (Registrant's telephone number, including area code)

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                                  VYREX CORPORATION

                                        INDEX



Item 4.        Changes in Registrant's Certifying Accountant

Exhibit 16.    Letter of Ernst & Young LLP








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                                  VYREX CORPORATION

                ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On April 27, 1999, Vyrex Corporation filed Form 8-K reporting a change in its independent auditors. On April 29, 1999, Ernst & Young LLP wrote to the Securities and Exchange Commission taking exception to the description of their resignation and the Company's description of the opinions given over the past two (2) years. A copy of the Ernst & Young LLP letter of April 29, 1999 is attached as Exhibit 16.

On April 21, 1999, Ernst & Young LLP resigned as independent auditors of Vyrex Corporation. On April 22, 1999, Vyrex Corporation engaged J.H. Cohn, LLP to succeed Ernst & Young LLP as independent auditors.

Ernst & Young's report on the financial statements for the past two years, included in the financial statements filed with the Company's Form 10-KSB for the year ending December 31, 1998, includes limitations based on the assumption that the Company will continue as a going concern. Other than the uncertainty inherent in the going concern assumption, such financial statements did not contain an adverse opinion or a disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles. The prior financial statement report of Ernst & Young, included in the financial statements filed with the Company's Form 10-KSB for the year ending December 31, 1997, did not contain any limitation based on the Company's ability to continue as a going concern.

The board of directors of Vyrex Corporation approved the change in independent auditors.

There were no disagreements between the Company and Ernst & Young LLP, within the two-year period ended December 31, 1998, and the interim period of January 1, 1999 through April 21, 1999, on matters of accounting principles or practices, financial statement disclosure or auditing scope of procedure.




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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        VYREX CORPORATION

DATE:  May 5, 1999                      --------------------------------------
                                        Martin Malk as Chief Financial Officer
                                        on Behalf of the Registrant




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